                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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      [  ]   Soliciting Material Pursuant toss.240.14a- 11(c) orss.240.14a-12

                            THE QUIZNO'S CORPORATION
                (Name of Registrant as Specified in Its Charter)

                      ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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      The following press release was issued by The Quizno's Corporation on December 5,
2001.

                    Re-convened Shareholder Meeting Adjourned

      DENVER - Colo.  - December 5, 2001 - The Quizno's Corporation (Nasdaq:  QUIZ) (the
Company) announced today that it adjourned its re-convened Special Shareholders meeting yesterday. The meeting to vote on a merger of Firenze Corporation with and into the Company will re-convene at 8 a.m. Monday, December 10, 2001 at the Oxford Hotel in Denver.

      The Company said it plans to adjourn next Monday's meeting again to re-convene after the Company has had the opportunity to disseminate information concerning the latest proposal from Fagan Capital, Inc. and concerning the response to that proposal from the
Company and the Special Committee of its Board of Directors.

                                           - 30 -

For more information, contact:

Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, 720-359-3300